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                                                                    Exhibit 23.9




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Southern National Corporation

We consent to the incorporation by reference of our report dated August 14, 1992, with respect to the consolidated statements of financial condition of The First Savings Bank, FSB and subsidiaries as of June 30, 1992 and 1991, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1992, which report appears in the Form 8-K of BB&T Financial Corporation dated November 7, 1994.

                                               /s/ KPMG Peat Marwick LLP
                                               -------------------------
                                               KPMG Peat Marwick LLP

Greenville, South Carolina
November 7, 1994